Exhibit (e)(2)

                               BLACK DIAMOND FUNDS

                             AMENDMENT NO. 1 TO THE
                             DISTRIBUTION AGREEMENT

     AMENDMENT NO. 1 to the Distribution Agreement ("Amendment No. 1"), dated as of September 2, 2003, between Black Diamond Funds, a Delaware business trust ("Trust"), and ALPS Distributors Inc., a Colorado corporation ("Distributor").

     The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to shares of all Series dated as of February 13, 2003 (the "Original Agreement"), as herein provided. All terms used in this Amendment No. 1, unless defined herein to the contrary, shall have the meaning given such terms in the Original Agreement.

     1. NEW FUNDS. The Trust hereby retains the Distributor in connection with the promotion and distribution of shares of the following new series of the Trust ("New Funds") on the terms and conditions contained in the Agreement:

          Black Diamond 500 Protected Growth Fund II
          Black Diamond 100 Protected Growth Fund II
          Black Diamond 400 Protected Growth Fund II
          Black Diamond 2000 Protected Growth Fund II
          Black Diamond Total Index Protected Growth Fund II
          Black Diamond LS Protected Growth Fund II

     2. EFFECTIVE DATE. The effective date of this Amendment No. 1 shall be September 2, 2003 with respect to the New Funds.

     3.   DURATION OF AGREEMENT.

          (a) With respect to each Series specified in Appendix A to the Original Agreement, the Agreement shall continue in effect for one year from the effective date of the Original Agreement and may be continued thereafter pursuant to Section 16 of the Agreement.

          (b) With respect to each Series added to the Agreement by Amendment No. 1, the Agreement will continue in effect for one year from the effective date of Amendment No. 1 and may be continued thereafter pursuant to Section 16 of the Agreement.

     4. SCHEDULE A. Schedule A to the Original Agreement, setting forth the Series of the Trust for which the Distributor is authorized to distribute shares, is hereby replaced in its entirety by Schedule A attached hereto.

     5. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 1 as of the date first above set forth.


BLACK DIAMOND FUNDS                    ALPS DISTRIBUTORS INC.

By: /s/ Charles F. Fistel              By:
   ------------------------------         ------------------------------
   Charles F. Fistel                      [Name]
   Treasurer                              [Title]

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                                   SCHEDULE A
                                   ----------

                             AMENDMENT NO. 1 TO THE
                             DISTRIBUTION AGREEMENT


Series in Original Agreement:
----------------------------

Black Diamond Principal Protected 500 Series I
Black Diamond Principal Protected 100 Series I
Black Diamond Principal Protected 2000 Series I
Black Diamond Principal Protected 400 Series I
Black Diamond Principal Protected LS Series I

Series in Amendment No. 1 (Effective: September 2, 2003):
--------------------------------------------------------

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
Black Diamond LS Protected Growth Fund II



Fee Schedule:

     The Trust will pay the Distributor a monthly fee at the rate of $1,000 per Series for the first three Series, $800 per Series for the next four Series, and $600 for each Series thereafter. The Trust will allocate the aggregate fee among the Series based on each Series' respective net assets.